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                                                                   Exhibit 7.(b)

                [Letterhead of Sutherland, Asbill & Brennan LLP]



                               January 28, 1998


State Farm Life Insurance Company
One State Farm Plaza
Bloomington, Illinois 61710-0001

Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of Pre-Effective Amendment No. 1 to the Form S-6 registration statement for State Farm Life Insurance Company Variable Life Separate Account (File No. 333-19521). In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

                                       Sincerely,

                                       SUTHERLAND, ASBILL & BRENNAN LLP



                                       By: /s/ Stephen E. Roth
                                          -----------------------------
                                             Stephen E. Roth, Esq.